EXHIBIT 99.1- COMPANY INFORMATION

SUMMARY HISTORICAL FINANCIAL DATA;  NON – GAAP RECONCILIATIONS

($ in millions)	Fiscal Year Ended December 31,			Three Months Ended (1)		LTM (1)
	2007	2008	2009	3/31/2009	3/31/2010	3/31/2010

Total Revenues:
Clinical	$186.9	$216.9	$209.5	51.2	53.9	$212.3
Communications	289.1	341.9	309.9	70.9	88.1	327.1
Commercial	400.8	435.1	413.3	107.0	96.6	417.0
Patient Outcomes	100.5	125.9	139.2	28.6	30.7	127.3
Total Revenues	$977.3	$1,119.8	$1,072.0	$257.7	$269.4	$1,083.7
% growth	N/C	14.6%	(4.3%)	N/C	4.5%	N/C

Total Net Revenues	$796.7	$951.7	$927.9	$221.0	$229.6	$936.5
% growth	N/C	19.5%	(2.5%)	N/C	3.9%	N/C

Gross Profit:
Clinical	59.4	67.4	55.7	12.6	13.6	56.7
Communications	113.3	142.7	140.3	32.1	35.8	144.1
Commercial	83.1	87.5	86.5	18.4	21.9	89.9
Patient Outcomes	39.9	49.8	59.8	13.3	13.9	60.3
Total Gross Profit	$295.7	$347.4	$342.3	$76.5	$85.2	$351.0
% of Net Revenues	37.1%	36.5%	36.9%	34.6%	37.1%	37.5%

SG&A:
Clinical	45.2	50.6	45.3	11.1	11.9	46.1
Communications	71.3	99.2	93.8	22.2	25.2	96.9
Commercial	45.5	43.3	45.3	11.4	11.0	44.9
Patient Outcomes	21.6	26.9	30.8	7.4	7.8	31.1
Other	17.3	21.7	26.6	5.1	7.5	29.0
Total SG&A	$200.9	$241.7	$241.8	$57.2	$63.4	$248.0

Impairment of Goodwill and Other Intangible Assets	-	267.8	-	-	-	-
EBIT	$94.8	($162.2)	$100.6	$19.3	$21.7	$103.0

Net Interest Expense	17.7	23.5	22.9	5.7	7.5	24.7
Earnings before Taxes	$77.1	($185.6)	$77.6	$13.6	$14.2	$78.3

Tax Expense / (Benefit)	29.4	(58.2)	29.9	5.8	3.9	28.0
(Income) / Loss from Equity Investments	(0.6)	0.1	0.1	(0.0)	0.1	0.2
Gains on Disposals of Discontinued Operations	(0.3)	(0.7)	-	-	-	-
Net Income / (Loss) Attributable to Noncontrolling Interest	1.1	1.1	0.8	(0.1)	0.2	1.1
Net Income (Loss) Attributable to inVentiv	$47.5	($128.0)	$46.9	$7.9	$10.1	$49.1

EBITDA Reconciliations:
Plus: Tax Expense / (Benefit)	29.4	(58.2)	29.9	5.8	3.9	28.0
Plus: Net Interest Expense	17.7	23.5	22.9	5.7	7.5	24.7
Plus: Depreciation	18.2	20.9	20.9	5.4	5.7	21.3
Plus: Amortization	10.9	15.1	12.4	3.2	3.2	12.4
EBITDA	$123.7	($126.8)	$133.0	$27.9	$30.4	$135.4
Less: Gains on Disposals of Discontinued Operations	(0.3)	(0.7)	-	-	-	-
Plus: Impairment of Goodwill and Other Intangible Assets	-	267.8	-	-	-	-
Plus: Receivables Reserve	8.1	-	-	-	-	-
Less: Acquisition-related Incentive	(1.5)	-	-	-	-	-
Plus: Impairment Loss / (Gain) on Marketable Securities	0.8	2.6	(0.4)	-	-	(0.4)
Adjusted EBITDA	$130.9	$143.0	$132.6	$27.9	$30.4	$135.1
% of Net Revenues	16.4%	15.0%	14.3%	12.6%	13.2%	14.4%
% growth	N/C	9.3%	(7.3%)	N/C	8.6%	N/C

Stock-Based Compensation - Non-Cash	9.7	10.6	8.9	2.6	2.2	8.6
Adjusted EBITDA excluding Stock-Based Compensation	$140.6	$153.6	$141.5	$30.5	$32.5	$143.7
% of Net Revenues	17.6%	16.1%	15.3%	13.8%	14.2%	15.3%
% growth	N/C	9.2%	(7.8%)	N/C	6.6%	N/C

Capital Expenditures (2)	10.4	17.4	25.4	4.7	3.1	23.8
% of Net Revenues	1.3%	1.8%	2.7%	2.1%	1.3%	2.5%

* N/C: Not Calculated
(1) Includes a reclassification of TTI results from Patient Outcomes to Commercial.
(2) Disclosed on Statement of Cash Flows as Purchase of Property & Equipment.

PRO FORMA LTM 3/31/2010 ADJUSTED EBITDA RECONCILIATION
The following information reflects certain results of operation of the Company for the twelve month  period ending March 31, 2010.   The Pro Forma LTM Adjusted EBITDA Reconciliation reflects the Adjusted EBITDA of the Company for such period, further adjusted to reflect certain potential cost savings and other adjustments described below assuming the transactions contemplated by the Agreement and Plan of Merger, dated May 6, 2010, as it may be amended from time to time, providing for the acquisition of the Company by Papillon Holdings, Inc. an entity owned by certain affiliates of Thomas H. Lee Partners, L.P. had been consummated on April 1, 2009.  The adjustments are not intended to reflect all of the cost savings that may be realized following consummation of such transactions and the results of operation of the company following such transaction may be more positive or less positive than the results reflected below:

Net Income (Loss) Attributable to inVentiv	$49.1
Plus: Tax Expense	28.0
Plus: Net Interest Expense	24.7
Plus: Depreciation	21.3
Plus : Amortization	12.4
EBITDA	$135.4
Plus : Impairment Gain on Marketable Securities	(0.4)
Adjusted EBITDA	$135.1
Stock-Based Compensation (Non-Cash)	8.6
Adjusted EBITDA excluding Stock-Based Compensation	$143.7
Severance (1)	2.9
Legal Reserve (2)	1.5
Tax Reclassifications(3)	4.2
Estimated Public Company Cost Reductions (4)	0.9
Pro Forma Impact of Acquisitions (5)	2.0
Net Income Attributable to Non-Controlling Interests	1.1
Pro Forma Adjusted EBITDA	$156.3

(1) Non-recurring employee severance costs.
(2) Legal reserve related to customer dispute.
(3) Reclassification of non-cash tax expense from SG&A to tax provisions related to certain pre-acquisition tax contingencies.
(4) Estimate of public company cost reductions post Transaction.
(5) Pro forma impact of the Company’s acquisition of Paragon RX in December 2009 and Essential Group in February 2010.

Segment-Adjusted EBITDA(1); Non GAAP Reconciliations

The following information reflects a reconciliation of the operating income of the Company on a segment basis for the twelve month period ending March 31, 2010 to Segment-Adjusted EBITDA for such period.

	inVentiv Clinical	inVentiv Commercial	inVentiv Communications	inVentiv Patient Outcomes	Corporate	Total
(in millions)	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*	LTM 3/31/2010*

Operating income	$10.5	$45.1	$47.3	$29.2	($29.0)	$103.0
Add: Depreciation	3.1	13.0	3.9	1.4	0.0	21.3
Add: Amortization	1.1	1.3	6.8	3.2	0.0	12.4
Less: Gain on Marketable Securities	0.0	0.0	0.0	0.0	(0.4)	(0.4)
Less: Income Attributable to Noncontrolling Interest	0.0	0.0	(1.1)	0.0	0.0	(1.1)
Less: Loss from Equity Investments	0.0	0.0	(0.1)	0.0	0.0	(0.1)
Segment-Adjusted EBITDA	$14.7	$59.4	$56.7	$33.8	($29.4)	$135.1
Add: Stock Compensation Expense	1.1	1.7	1.8	0.6	3.4	8.6
Segment-Adjusted EBITDA excluding stock compensation expense	$15.8	$61.1	$58.5	$34.4	($26.0)	$143.7
* Last Twelve Months ended March 31, 2010

(1)  We define “Segment-Adjusted EBITDA” as segment operating income after the adjustments shown in the table above.  We are not able to reconcile Segment-Adjusted EBITDA to net income because we do not record net income by segment.  Segment-Adjusted EBITDA is not equivalent to “Adjusted EBITDA” as presented in the prior tables because we have not allocated net interest expense and tax expense on a division basis.

Note:  This Exhibit contains the non-GAAP financial measures “EBIT,” “EBITDA,” “Adjusted EBITDA” and “Segment-Adjusted EBITDA.”  These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.  Management believes that the non-GAAP financial measures included in this exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reason discussed above.  Management uses these non-GAAP financial measures in assessing the performance of our operations on a consistent basis from period to period.